UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    February 21, 2003

Charter Financial Corporation

(Exact name of registrant as specified in its charter)

UNITED STATES	000-33071	58-2659667
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Third Avenue

West Point, GA 31833

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:    (706) 645-1391

Not Applicable

(Former name or former address, if changed since last report)

Items 1 through 4.    Not applicable.

Items	5. Other Events

On February 21, 2003, Charter Financial Corporation, a federal corporation (“Charter Financial”), completed the acquisition of EBA Bancshares, Inc. (“EBA”), an Alabama corporation, which is the former holding company for Eagle Bank of Alabama (“Eagle Bank”), an Alabama banking corporation.

The acquisition was completed pursuant to a Business Combination Agreement (the “Agreement”) entered into on September 10, 2002, by and among Charter Financial, CharterBank, a federal savings association and a wholly-owned subsidiary of Charter Financial, and EBA.

Under the terms of the Agreement, EBA shareholders received $17.00 cash per share for each share of EBA’s 496,852 outstanding shares of common stock, for a transaction value of $8.4 million. EBA was dissolved as part of the transaction. In addition, Eagle Bank operations were merged with and into CharterBank, Charter Financial’s subsidiary, with CharterBank being the surviving corporation. Charter Financial announced the completion of the acquisition in a press release dated February 24, 2003 a copy of which is attached hereto as Exhibit 99.1.

The Exhibit 99.1 referred to in this Item 5 is filed as part of this report and is incorporated herein by reference.

Item 6.    Not applicable.

Item 7.    Financial Statements and Exhibits

(a)	No financial statements are required to be filed with this report.

(b)	No pro forma financial information is required to be filed with this report.

(c)	Exhibits:

The following Exhibit is filed as part of this report:

EXHIBIT NO.	DESCRIPTION

2.1	Business Combination Agreement, dated September 10, 2002, by and among Charter Financial Corporation, CharterBank and EBA Bancshares, Inc.*

99.1	Press Release dated February 24, 2003.

*Incorporated by reference to Exhibit 2.1 to the Form 8-K as filed on September 11, 2002.

Items 8 through 9.    Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER FINANCIAL CORPORATION

Date: February 25, 2003	By:	/s/ Robert L. Johnson
Robert L. Johnson President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Business Combination Agreement, dated September 10, 2002, by and among Charter Financial Corporation, CharterBank and EBA Bancshares, Inc.*

99.1	Press Release dated September 10, 2002.

*Incorporated by reference to Exhibit 2.1 to the Form 8-K as filed on September 11, 2002.